Exhibit 10.21

GUARANTY

GUARANTY, dated as of November 18, 2005, by and among THE PERSONS LISTED ON SCHEDULE 1 HERETO, and any other Person (as defined in the Credit Agreement) which may become a Guarantor hereunder pursuant to a duly executed instrument of accession in the form attached as Exhibit A hereto (collectively, the “Guarantors, “ each as a “Guarantor”) in favor of MERRILL LYNCH CAPITAL CORPORATION, a national banking association, as administrative agent (hereinafter in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) which are, or may become, parties to that certain Credit Agreement, dated as of even date herewith (as amended, modified, supplemented, or restated and in effect from time to time, the “Credit Agreement”), by and among EPL Finance Corp., as the initial Borrower to be merged with and into El Pollo Loco, Inc., as the subsequent Borrower, EPL Intermediate, Inc., as the Parent Guarantor, Merrill Lynch Capital Corporation, as Administrative Agent and Swing Line Lender and the lending institutions party thereto (collectively, the “Lenders”), Bank of America, N.A., as L/C Issuer and Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., as lead arrangers and book managers.

WHEREAS, the Borrower and the Guarantors are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group;

WHEREAS, each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrower by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Lenders’ making any loans or otherwise extending credit to the Borrower under the Credit Agreement that each Guarantor executes and delivers to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a guaranty substantially in the form hereof; and

WHEREAS, each Guarantor wishes to guaranty the Borrower’s obligations to the Lenders and the Administrative Agent under or in respect of the Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor hereby agrees with the Lenders and the Administrative Agent as follows:

1. Definitions. The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

2. Guaranty of Payment and Performance. Each Guarantor hereby jointly and severally unconditionally guarantees to the Lenders and the Administrative Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations, including all such which would become due but for the operation of the automatic stay pursuant to § 362(a) of the Federal Bankruptcy Code and the operation of §§ 502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of the Obligations from the Borrower or resort to any collateral security or other means of obtaining payment. Should an Event of Default occur and be continuing, the obligations of the Guarantors hereunder with respect to such Obligations shall, upon demand by the Administrative Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without notice (other than demand for payment by the Administrative Agent) of any nature, all of which are expressly waived by each Guarantor. Payments by the Guarantors hereunder may be required by the Administrative Agent on any number of occasions. All payments by each Guarantor hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Lenders and the Administrative Agent.

3. Guarantor’s Agreement to Pay Enforcement Costs, etc. Each Guarantor further jointly and severally agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all reasonable and documented costs and expenses (including court costs and legal expenses) incurred or expended by the Administrative Agent or any Lender in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this § 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4. Waivers by Guarantors; Bank’s Freedom to Act. Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender. For the avoidance of doubt, nothing herein shall obligate a Guarantor to make any payment which is illegal for such Guarantor to have made under any law, regulation or order now or hereafter in effect in any jurisdiction applicable to such Guarantor. Each Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower, the Guarantors or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally other than the defenses of payment in full in cash of the Obligations. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed by any Loan Party in connection with any Obligation and agrees that the obligations of each Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed by any Loan Party in connection with any of the Obligations; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Administrative Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Administrative Agent or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of any of the Guarantors or otherwise operate as a release or discharge of any of the Guarantors, all of which may be done without notice to the Guarantors. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any “one action” or

“anti-deficiency” law which would otherwise prevent the Administrative Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against any of the Guarantors before or after the Administrative Agent’s or such Lender’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Lender.

5. Unenforceability of Obligations Against the Borrower. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by reason of the Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if each Guarantor at all times had been the principal obligor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed by any Loan Party in connection with any Obligation shall be immediately due and payable by each Guarantor.

6. Subrogation; Subordination.

6.1. Waiver of Rights Against the Borrower. Until the final payment in cash and performance in full of all of the Obligations, none of the Guarantors shall exercise and each hereby waives any rights against the Borrower arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; none of the Guarantors will claim any set-off, recoupment or counterclaim against the Borrower in respect of any liability of such Guarantor to the Borrower; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or any Lender.

6.2. Subordination. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full in cash of all of the Obligations and subject to the provisions of the Intercompany Subordination Agreement.

7. Security; Set-off. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Administrative Agent and the Lenders is hereby authorized at any time when an Event of Default is continuing, without notice to any of the Guarantors (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits as are held with it and other sums against the obligations of each Guarantor under this Guaranty, whether or not the Administrative Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured. Each Lender agrees that it will notify the Guarantors promptly after exercising any of its set-off rights under this § 7.

8. Further Assurances. Each Guarantor agrees that it will from time to time, at the reasonable request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lenders and the Administrative Agent hereunder. Each Guarantor acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrower and that such Guarantor will look to the Borrower and not to the Administrative Agent or any Lender in order for such Guarantor to keep adequately informed of changes in the Borrower’s financial condition.

9. Covenants under Credit Agreement. Each Guarantor acknowledges that a Responsible Officer of such Guarantor has read a copy of each of the Loan Documents and agrees to perform and comply with all of the obligations, covenants and agreements in the Loan Documents that are applicable to it.

10. Effectiveness; Reinstatement. Upon termination of the Aggregate Commitments and payment in full in cash of all Obligations (other than (i) contingent indemnification obligations, (ii) in respect of Letters of Credit that have expired, terminated or been cash collateralized, and (iii) in respect of Swap Contracts constituting Obligations that have been cash collateralized or for which other satisfactory arrangements have been made), this Guaranty Agreement and the security interests created hereby shall terminate and all rights to the remaining Collateral shall revert to the Companies. This Guaranty shall continue to be effective or be reinstated, notwithstanding any termination, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or any of the Guarantors hereunder, or otherwise, all as though such payment had not been made or value received.

11. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, their respective successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may assign or otherwise transfer the Credit Agreement, the Notes, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or any interest under the Credit Agreement, the Notes or the other Loan Documents, or sell participation in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein, all in accordance with § 10.06 of the Credit Agreement. No Guarantor may assign any of its obligations hereunder, other than in connection with a transaction otherwise permitted by the Credit Agreement.

12. Concerning Joint and Several Liability of the Guarantors.

(a) Each Guarantor accepts joint and several liability for the Obligations hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each Guarantor and in consideration of the undertakings of each other Guarantor to accept joint and several liability for the Obligations.

(b) Each Guarantor, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Guarantors with respect to the payment and performance of all of the Obligations arising under this Guaranty without preferences or distinction among them.

(c) The obligations of each Guarantor under the provisions of this Guaranty constitute full recourse obligations of each Guarantor enforceable against each such Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the Credit Agreement or any other Loan Documents or any other circumstance whatsoever.

(d) To the extent any Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Credit Agreement (the “Benefit Amount”), then such Guarantor, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from each other Guarantor such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other Guarantor to the total Benefit Amount received by all Guarantors, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that each Guarantor hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Guarantors with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Administrative Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full it cash. Any claim which any Guarantor may have against any other Guarantor with respect to any payments to the Lenders or the Administrative Agent hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Guarantor, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Guarantor therefor.

(e) Each Guarantor hereby agrees that the payment of any amounts due with respect to the Indebtedness owing by any Guarantor to any other Guarantor is hereby subordinated to the prior payment in full in cash of the Obligations in the manner set forth in the Intercompany Subordination Agreement.

(f) It is the intention and agreement of the Guarantors and the Lenders that the obligations of the Guarantors under this Guaranty shall be valid and enforceable against each Guarantor to the maximum extent permitted by applicable law. If any provision of this Guaranty creating any obligation of the Guarantors in favor of the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors and the Lenders that any balance of the obligation created by such provision and all other obligations of the Guarantors to the Lenders created by other provisions of this Guaranty shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Lenders may be otherwise entitled to collect from a Guarantor under this Guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to such Guarantor’s obligations under this Guaranty, it is the stated intention and agreement of the Guarantors and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Lenders from such Guarantor.

(g) Each Guarantor makes as to itself, for the benefit of the Administrative Agent and the Lenders, the representations applicable to it contained in Article V of the Credit Agreement.

(h) Until all Obligations shall have been paid in full in cash, the Guarantors will not, and will not cause or permit any of their Subsidiaries to, commence or join with any other creditor or creditors of any of their Subsidiaries in commencing any bankruptcy, reorganization or insolvency proceedings against any of their Subsidiaries.

13. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent in accordance with the procedures set forth in § 10.01 of the Credit Agreement. No such waiver shall extend to affect or impair any right with respect to any Obligation that is not expressly dealt with therein. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

14. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when made or given in accordance with § 10.02 of the Credit Agreement, addressed as follows: if to a Guarantor, at the address set forth beneath its signature hereto, and if to the Administrative Agent, at the address for notices to the Administrative Agent set forth in § 10.02 of the Credit Agreement, or at such address as either party may designate in writing to the other.

15. Governing Law; Consent to Jurisdiction. THIS GUARANTY IS INTENDED TO TAKE EFFECT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Guarantor and the Administrative Agent, by acceptance of this Guaranty, agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon such Guarantor by mail at the address specified by reference in § 14. Each Guarantor hereby waives any objection that it may, now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

16. Waiver of Jury Trial. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT BY ACCEPTANCE OF THIS GUARANTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Guarantor (i) certifies that neither the Administrative Agent or any Lender nor any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this § 16.

17. Miscellaneous. This Guaranty constitutes the entire agreement of each Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. This Guaranty may be executed in any number of counterparts, but all such counterparts together shall constitute but one and the same agreement. The parties hereto agree that they will negotiate in good faith to replace any provisions hereof so held invalid, illegal or unenforceable with a valid provision that is as similar as possible in substance to the invalid, illegal or unenforceable provision. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

18. Release. The Administrative Agent shall release any Guarantor from its obligations under this Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Credit Agreement.

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

EPL INTERMEDIATE, INC.

By:	/s/ Stephen E. Carley
Name: Stephen E. Carley
Title: President

(Signature Page to Guaranty)

EXHIBIT A

FORM OF INSTRUMENT OF ACCESSION FOR GUARANTY

AND SECURITY AGREEMENT

as of                                 ,

To:	The Administrative Agent and the Lenders who are parties to the
Credit	Agreement (as such terms are defined below):

Reference is hereby made to the Guaranty (the “Guaranty”) and the Security Agreement (the “Security Agreement”) dated as of November 18, 2005 by and among THE PERSONS LISTED ON SCHEDULE I THERETO, and any other Person (as defined in the Credit Agreement) which may become a Guarantor hereunder pursuant to a duly executed instrument of accession in the form attached as Exhibit A thereto (collectively, the “Guarantors,” each as a “Guarantor”) in favor of MERRILL LYNCH CAPITAL CORPORATION, a national banking association, as administrative agent (the “Administrative Agent”) for itself and the other Secured Parties (as such term is defined in the Security Agreement) including lending institutions (collectively, the “Lenders”) which are, or may become, parties to that certain Credit Agreement, dated as of November 18, 2005 (as amended, modified, supplemented, or restated and in effect from time to time, the “Credit Agreement”), by and among EPL Finance Corp., as the initial Borrower to be merged with and into El Pollo Loco, Inc., as the subsequent Borrower, EPL Intermediate, Inc., as the Parent Guarantor, Merrill Lynch Capital Corporation, as Administrative Agent and Swing Line Lender and the lending institutions party thereto (collectively, the “Lenders”), Bank of America, N.A., as L/C Issuer and Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A., as lead arrangers and book managers.

The undersigned acknowledges, and represents and warrants, the following: the undersigned is a [corporation incorporated] [general/limited partnership formed] [other entity constituted] on or prior to the date hereof; the Borrower is the direct or indirect owner of all of the Equity Interests (as defined in the Credit Agreement) of the undersigned; the financial success of the undersigned is expected to depend in whole or in part upon the financial success of the Borrower; the undersigned will receive substantial direct and indirect benefits from the Lenders’ extensions of credit to the Borrower pursuant to the Credit Agreement; the undersigned wishes to become a party to the Guaranty and to guarantee the full and prompt payment and performance of the Obligations (as defined in the Credit Agreement); and the undersigned wishes to become a party to the Security Agreement to secure its Obligations under the Guaranty and the other Loan Documents (as defined in the Credit Agreement).

In consideration of the foregoing and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned by its execution of this Instrument of Accession hereby joins the Guaranty and becomes a Guarantor party thereto for all purposes thereof. The undersigned further covenants and agrees that by its execution hereof it shall be bound by and shall comply with all terms and conditions of the Guaranty and that it is jointly and severally liable with all of the Guarantors for the payment and performance of all Obligations of the Guarantors under the Guaranty.

The undersigned hereby joins the Security Agreement and becomes a Subsidiary (as defined in the Credit Agreement) party thereto for all purposes thereof. The undersigned further covenants and agrees that by its execution hereof it shall be bound by and shall comply with all terms and conditions of the Security Agreement, and hereby grants to the Administrative Agent, for the benefit of the Secured

Parties, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges to the Administrative Agent, for the benefit of the Secured Parties, the following properties, assets and rights, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”) other than excluded Collateral as set forth in § 2.3 of the Security Agreement:

All personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessories thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims listed on Schedule II hereto, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles) and all other property included in the definition of Collateral in the Security Agreement.

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The undersigned has attached hereto a duly completed Perfection Certificate (as defined in the Credit Agreement) in the form prescribed by the Security Agreement, and represents and warrants as provided in the Security Agreement with respect to the matters set forth in such Perfection Certificate. The undersigned further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to the Administrative Agent, including without limitation Trademark Collateral Agreements (as defined in the Credit Agreement), that are reasonably deemed necessary by the Administrative Agent in order to grant a valid, first-priority perfected security interest to the Administrative Agent and the Lenders in all of the Collateral (as defined in the Credit Agreement) of the undersigned, securing the Obligations.

Very truly yours,

[NAME]

By:
Name:
Title:

Accepted:

MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

SCHEDULE I

Parties to Guaranty

SCHEDULE II

Commercial Tort Claims